UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2020

GARRETT MOTION INC.

(Exact name of Registrant as specified in its Charter)

Delaware	1-38636	82-487189
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

La Pièce 16, Rolle, Switzerland	1180
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +41 21 695 30 00

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	GTX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition.

On April 7, 2020, Garrett Motion Inc. (the “Company”) issued a press release containing certain preliminary results for the quarter ended March 31, 2020, withdrawing the Company’s financial guidance for the year ending December 31, 2020 and announcing a business update related to the impact of the COVID-19 pandemic. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information in Item 2.02 of this report (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 6, 2020, pursuant to the Credit Agreement by and among the Company, Garrett LX I S.à r.l., Garrett LX II S.à r.l., Garrett LX III S.à r.l., Garrett Borrowing LLC, and Honeywell Technologies Sàrl, the lenders and issuing banks party thereto and JPMorgan Chase Bank, N.A., as administrative agent, the Company drew down the remaining balance of approximately $396 million under the Company’s $467 million revolving credit facility.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In light of the uncertainties related to the global COVID-19 pandemic, on April 3, 2020, the Company approved temporary reductions in the annual base salaries of all executive officers, including its named executive officers. Effective April 1, 2020, the annual base salaries for Olivier Rabiller, President and Chief Executive Officer; Peter Bracke, Vice President and Interim Chief Financial Officer; Craig Balis, Senior Vice President and Chief Technology Officer; Jérôme Maironi, Senior Vice President, General Counsel, and Corporate Secretary; Thierry Mabru, Senior Vice President, Integrated Supply Chain; Daniel Deiro, Senior Vice President, Global Customer Management and General Manager Japan/Korea; and Fabrice Spenninck, Senior Vice President and Chief Human Resources Officer will be reduced by 20%, with such reduction to remain in effect through the second quarter of 2020.

Additionally, for the same reasons, the Company announced a 20% reduction in the annual cash retainers for non-employee directors for service on the Company’s Board of Directors, effective April 1, 2020, such reduction to remain in effect through the rest of 2020.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1*	Press Release of Garrett Motion Inc., dated April 7, 2020.

*	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 7, 2020	Garrett Motion Inc.

	By:	/s/ Jerome Maironi
Jerome Maironi Senior Vice President, General Counsel and Corporate Secretary